Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Present at Upcoming Conferences
Stamford, CT. May 5, 2011 — Aircastle Limited (NYSE:AYR) today announced that the Company is scheduled to present at the following conferences:
Ron Wainshal, Chief Executive Officer, will be presenting at the Wells Fargo 2011 Industrial & Construction Conference on Wednesday, May 11, 2011 at 2:05 p.m. Eastern Time at the New York Palace in New York City.
Michael Inglese, Chief Financial Officer, will be presenting at the RBC Capital Markets Aerospace & Defense Conference on Thursday, May 12, 2011 at 1:20 p.m. Eastern Time at the Mandarin Oriental Hotel in New York City.
A live webcast of the presentations will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com. Please allow extra time prior to the presentations to visit the site and download the necessary software required to listen to the internet broadcast.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of March 31, 2011 Aircastle’s aircraft portfolio consisted of 134 aircraft and had 63 lessees located in 34 countries.
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